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                                                                   Exhibit 10(d)


                                  AMENDMENT TO
                        GENERAL GROWTH PROPERTIES, INC.
                           1993 STOCK INCENTIVE PLAN
                             Effective: May 8, 2001
                             ----------------------

     WHEREAS, General Growth Properties, Inc. (the "Corporation") maintains the General Growth Properties, Inc. 1993 Stock Incentive Plan, as amended (the "Plan"), to provide incentive stock compensation to officers, employees and directors of the Corporation and its affiliates and subsidiaries;

     WHEREAS, Section 12 of the Plan provides that each outside director of the Corporation shall receive (i) an automatic grant, on the first day of each January during such director's term, of stock options to purchase 500 shares of the Corporation's common stock (the "automatic grant"), and (ii) upon joining the Board of Directors, an initial grant of stock options to purchase 500 shares of the Corporation's common stock (the "initial grant"); and

     WHEREAS, amendment of the Plan is now considered desirable in order to increase the automatic grant and the initial grant from options to purchase 500 shares of the Corporation's common stock to options to purchase 1,000 shares of the Corporation's common stock.

     NOW, THEREFORE, by virtue of the power reserved to the Corporation by
Section 8 of the Plan, the Plan be, and hereby is, amended by deleting subparagraph (a) of Section 12 of the Plan and substituting, in lieu thereof, the following subparagraph (a), effective as of May 8, 2001 for any automatic grant or initial grant made on or after such date:

          "(a) Each director of the Company who is not otherwise an employee of the Company or any Subsidiary or Affiliate from and after the effective date of the Plan shall, on the first day of each January during such director's term, automatically be granted Non-Qualified Stock Options to purchase 1,000 shares of Common Stock having an exercise price per share equal to 100% of the Fair Market Value of the Common Stock at the date of grant of such Non-Qualified Stock Option. Each such director, upon joining the Board, shall also be awarded an initial grant of Non-Qualified Stock Options to purchase 1,000 shares of Common Stock having an exercise price equal to 100% of the Fair Market Value of the Common Stock as of such date."